EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 23, 2010 (this “Amendment”), is entered into by and among MTR GAMING GROUP, INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF MTR GAMING GROUP, INC. listed on the signature pages hereto, as guarantors (each a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto, and ALADDIN CREDIT ADVISORS, L.P., a Delaware limited partnership, as administrative agent (“Aladdin” and, in such capacity, the “Administrative Agent”), and is made with reference to that certain Credit Agreement, dated as of March 18, 2010 (as amended through the date hereof, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.  Capitalized terms used herein but not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Lenders agree to make amendments to certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to amend certain provisions of the Credit Agreement, in each case, in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
Amendments to Credit Agreement

Upon satisfaction of the conditions set forth in Article III herein, the Credit Agreement shall be amended as follows

Section 1.1.       Amendments to Section 1.1 (Definitions).

(a)           Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

“‘Amendment No. 1’ means that certain Amendment No. 1 to Credit Agreement, dated as of September 23, 2010, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.”

“‘Amendment No. 1 Effective Date’ means September 23, 2010.”

“‘Borrowing Date’ means, with respect to any Term Loan, the date on which such Term Loan shall be made by the Lenders to the Borrower.”

(b)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Commitment” and inserting in lieu thereof the following:

“‘Term Loan Commitment’ means (i) with respect to each Lender that is a lender on the Amendment No. 1 Effective Date, the amount set forth opposite such Lender’s name on Schedule 2.1 as such Lender’s ‘Term Loan Commitment’ and (ii) in the case of any Lender that becomes a Lender after the Amendment No. 1 Effective Date, the amount specified as such Lender’s ‘Term Loan Commitment’ in the Assignment Agreement pursuant to which such Lender assumed such Term Loan.  The aggregate amount of the Term Loan Commitments as of the Amendment No. 1 Effective Date is $20,000,000.”

(c)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loan Commitment Termination Date” and inserting in lieu thereof the following:

“‘Term Loan Commitment Termination Date’ means the earliest to occur of (i) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.10(a) or Section 2.11, (ii) the Maturity Date and (iii) the date of the termination of the Term Loan Commitments pursuant to Section 8.1.”

Section 1.2.       Amendments to Section 2.1 (Term Loans).  Paragraph (a) of Section 2.1 of the Credit Agreement is hereby amended by deleting the last sentence of such paragraph in its entirety and inserting in lieu thereof  the following:

“Any principal amounts of the Term Loan subsequently repaid or prepaid may not be re-borrowed; provided, however, that, notwithstanding the foregoing, the principal amount of the Term Loan repaid on the Amendment No. 1 Effective Date may be subsequently re-borrowed in accordance with the terms hereof.”

Section 1.3.       Amendments to Section 2.3 (Borrowing Mechanics).  Paragraph (a) of Section 2.3 of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

“(a)         Term Loans that are Base Rate Loans or LIBOR Loans shall be made, in each case, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or such lesser amount as shall constitute the entire Term Loan Commitment then available).”

Section 1.4.       Amendments to Section 2.11 (Mandatory Prepayments; Mandatory Commitment Reductions).   Paragraph (g) of Section 2.11 of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

“(g)         Prepayment Premium.  If, pursuant to Section 2.10(a) and Section 2.11(d), the Borrower prepays all or any part of the principal balance of the Term Loans and/or any Term Loan Commitment is reduced or terminated prior to the Maturity Date, the Borrower shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment or reduction a prepayment premium (the “Applicable Prepayment Premium”) on the amount so prepaid or reduced as follows: (i) if the prepayment or reduction occurs during the period commencing on the Amendment No. 1 Effective Date but before the first anniversary of the Amendment No. 1 Effective Date, an amount equal to 3.00% of the principal amount of the Term Loans being prepaid or Term Loan Commitment being reduced, as of the prepayment date; (ii) if the prepayment occurs during the period commencing on the first anniversary of the Amendment No. 1 Effective Date but before the third anniversary of the Closing Date, an amount equal to 1.00% of the principal amount of the Term Loans being prepaid or Term Loan Commitment being reduced, as of the prepayment date; and (iii) if the prepayment occurs on the third anniversary of the Closing Date, an amount equal to $0.”

Section 1.5.       Amendments to Schedules.  The Credit Agreement is hereby amended by deleting Schedule 2.1 in its entirety and inserting in lieu thereof Schedule 2.1 as set forth as Exhibit A to this Amendment.

ARTICLE II
Conditions Precedent to Effectiveness

The amendments set forth in Section I hereof shall be effective as of the date hereof (the “Amendment Effective Date”) upon the satisfaction in full in the judgment of the Administrative Agent of each of the following conditions:

(a)           Execution.  The Borrower, the Guarantors and the Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent.

(b)           Consents.  Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

(c)           Resolutions.  Administrative Agent shall have received a copy of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by an officer of the Borrower as being in full force and effect without modification or amendment.

(d)           Repayment of Term Loans and Prepayment Premium.  The Administrative Agent shall have received, for the account of the Lenders, (i) an amount equal to the entire principal amount of the Term Loans outstanding on the Amendment Effective Date and (ii) a prepayment premium for the prepayment of the Term Loans outstanding on the Amendment Effective Date in the amount of $100,000.

(e)           Amendment Fee.  The Administrative Agent shall have received, for the account of the Lenders, an amendment fee in the amount of $300,000.

(f)            Fees and Expenses.  The Administrative Agent shall have received all reasonable fees and expenses (including the fees and expenses of Richards Kibbe & Orbe LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this

Amendment or otherwise required to be paid in connection with this Amendment or required to be paid pursuant to the Loan Documents.

ARTICLE III
Representations and Warranties

Section 3.1.       Corporate Authorization.  The execution, delivery and performance by each Credit Party of this Amendment (i) are within such Credit Party’s authority, (ii) have been duly authorized by such Credit Party and (iii) do not conflict with or contravene such Credit Party’s respective corporate governance documents.  The execution and delivery by each Credit Party of this Amendment and the performance of each Credit Party’s obligations and the exercise of each Credit Party’s rights under the Loan Documents to which it is a party (i) do not require any Consents that have not been obtained (other than any Consents for which the failure to obtain would not have a Material Adverse Effect) and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Regulation, (B) any corporate governance document, corporate minute or resolution or (C) any instrument, agreement or provision thereof, in each case binding on any Credit Party or affecting any of the Credit Parties’ property except as would not be reasonably expected to have a Material Adverse Effect.

Section 3.2.       Binding Effect.  This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.3.       Absence of Conflicts.  Except as would not be reasonably expected to have a Material Adverse Effect, the execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of each Loan Document to which it is a party, will not conflict with or result in a breach of any order, writ, injunction, resolution, decree or other similar document or instrument of any court or Governmental Body or its certificate of incorporation or by-laws or similar constituent documents or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture, in each case to which it is a party (by successor in interest or otherwise), or by which it is bound or any material portion of its properties or assets is affected, or, except under the Security Documentation, result in the imposition of any Lien (other than Permitted Liens) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower and its Subsidiaries.

Section 3.4.       Representations and Warranties.  The representations and warranties contained in the Loan Documents are and will be true and correct in all material respects on and as of the Amendment Effective Date (after giving effect to the amendments contained herein) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

Section 3.5.       No Default.  No event has occurred and is continuing (after giving effect to the amendments contained herein) or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

ARTICLE IV
Acknowledgement and Consent

Certain Subsidiaries of the Borrower are Guarantors under the Loan Documents and are collectively referred to herein, together with the Borrower, as “Credit Support Parties” and each a “Credit Support Party”, and the Credit Agreement, the Guaranties and the Security Documentation are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with and subject to the Credit Support Documents the payment and performance of all “Obligations”, “Guarantied Obligations”, “Secured Obligations” and “Indebtedness” under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations”, “Guarantied Obligations”, “Secured Obligations” and “Indebtedness” under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and hereby ratifies and confirms the security interest in and to all Collateral granted to the Administrative Agent pursuant to the Security Documentation and the perfected, first priority status of such security interest as set forth therein (subject only to liens which are permitted by the terms of the Loan Documents to be prior to the Lien of the Administrative Agent).

Each Credit Support Party acknowledges and agrees that all of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be legally valid and binding obligations of such Credit Support Party, enforceable against such Credit Support Party in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party (other than the Borrower) is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party (other than the Borrower) to any future amendments to the Credit Agreement.

ARTICLE V
Miscellaneous

Section 5.1.       Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a)           On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

(b)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

Section 5.2.       Headings.  The headings in this Amendment are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Amendment.

Section 5.3.       Governing Law.  This Amendment, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

Section 5.4.       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

Section 5.5.       Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible

Section 5.6.       Binding Effect.  This Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.  This Amendment may not be assigned by the Borrower hereto without the prior written consent of Administrative Agent and each Lender.

[Remainder of page intentionally left blank; signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

MTR GAMING GROUP, INC.

By:	/S/ DAVID R. HUGHES
	Name:	David R. Hughes
	Title:	Corporate Executive Vice President and Chief Financial Officer

GUARANTORS:

MOUNTAINEER PARK, INC.

By:	/S/ JOHN W. BITTNER, JR.
	Name:	John W. Bittner, Jr.
	Title:	Treasurer

PRESQUE ISLE DOWNS, INC.

By:	/S/ JOHN W. BITTNER, JR
	Name:	John W. Bittner, Jr.
	Title:	Chief Financial Officer

SCIOTO DOWNS, INC.

By:	/S/ JOHN W. BITTNER, JR
	Name:	John W. Bittner, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

ALADDIN CREDIT ADVISORS, L.P.

By: ACA Holdings LLC, its General Partner

By:	/s/ Luke Gosselin
	Name:	Luke Gosselin
	Title:	Managing Member

LENDERS:

ALADDIN CREDIT PARTNERS I, L.P.

By:	Aladdin Credit Partners, LLC, its General Partner

By:	/s/ Luke Gosselin
	Name:	Luke Gosselin
	Title:	Managing Member

ALADDIN CREDIT INTERMEDIATE FUND LLC

By:	Aladdin Credit Offshore Fund I, L.P., its Managing Member

By:	Aladdin Credit Advisors, LLC, its General Partner

By:	/s/ Luke Gosselin
	Name:	Luke Gosselin
	Title:	Managing Member

MC CREDIT PRODUCTS DIP SMA, L.P.

By:	Aladdin Credit Partners, LLC, its General Partner

By:	/s/ Luke Gosselin
	Name:	Luke Gosselin
	Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Exhibit A

See attached.

Schedule 2.1

TERM LOAN COMMITMENTS

Lender	Term Loan Commitments
Aladdin Credit Partners I, L.P.	$264,000
Aladdin Credit Intermediate Fund LLC	$17,988,000
MC Credit Products DIP SMA, L.P.	$1,748,000
Total	$20,000,000